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                                                                      Exhibit 23


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-67865, 333-84607, 333-76195, 333-64084, 333-66408, and 333-72428 of Tweeter
Home Entertainment Group, Inc. on Forms S-8, S-8, S-4, S-3, S-8, and S-8 of our report dated November 26, 2002, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for goodwill and intangible assets in fiscal 2002, appearing in this Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. for the year ended September 30, 2002.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 16, 2002